UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2024

Trio Petroleum Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-41643	87-1968201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Business Park, Suite 115

Bakersfield, CA 93309

(661) 324-3911

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on the Form 8-K filed by Trio Petroleum Corp. (the “Company”) with the Securities and Exchange Commission on November 4, 2024, the Company intends to file with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) on November 14, 2024 to effect a reverse stock split at a ratio of one-for-twenty (1:20) (the “Reverse Stock Split”), where every twenty shares of the common stock of the Company, par value $0.0001 per share (“Common Stock”), will combine into one share of Common Stock following the Reverse Stock Split. The Reverse Stock Split will become effective as of 4:30 p.m., Eastern Time, on November 14, 2024, and the Common Stock will begin trading on a split-adjusted basis when the market opens on November 15, 2024. The Reverse Stock Split was approved by the Company’s stockholders at the annual meeting of stockholders on August 15, 2024, and was approved by the board of directors of the Company on October 23, 2024.

On November 5, 2024, the Company received notice from NYSE American that NYSE American had halted trading in the shares of the Common Stock until the effectiveness of the Reverse Stock Split because the Common Stock was consistently selling at a low selling price per share in violation of Section 1003(f)(v) of the NYSE American Company Guide.

NYSE American informed the Company that it will attempt to reopen trading in the Common Stock on November 15, 2024, which is when the Common Stock is expected to begin trading on a post-split basis, provided that NYSE American no longer deems the selling price of the Common Stock to be too low.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trio Petroleum Corp.

Date: November 6, 2024	By:	/s/ Robin Ross
	Name:	Robin Ross
	Title:	Chief Executive Officer